Exhibit 99.1

October 30, 2013	For More Information Contact:
Mark D. Curtis, EVP, CFO and Treasurer
(516) 671-4900, Ext. 556

PRESS RELEASE IMMEDIATE
THE FIRST OF LONG ISLAND CORPORATION ANNOUNCES INCREASES IN EARNINGS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2013

Glen Head, New York, October 30, 2013 (GLOBE NEWSWIRE) – The First of Long Island Corporation (Nasdaq: FLIC), the parent company of The First National Bank of Long Island, reported increases in net income and earnings per share for the nine and three months ended September 30, 2013.  Net income for the nine and three months ended September 30, 2013 was $16.1 million and $5.2 million, respectively, representing increases over the same periods last year of 5.1% and 8.2%, respectively.  Earnings per share for the nine and three months ended September 30, 2013 were $1.76 and $.56, respectively, representing increases over the same periods last year of 2.9% and 5.7%, respectively.  Dividends per share increased by 7.0% from $.71 for the first nine months of 2012 to $.76 for the current nine-month period.  The credit quality of the Bank’s loan portfolio remains excellent and opportunities to lend in the Bank’s marketplace continue.

ROE, ROA and Book Value Per Share

Returns on average equity (“ROE”) and average assets (“ROA”) were 10.62% and .98% for the first nine months of 2013 as compared to 10.35% and 1.00% for the same period last year.  Stockholders’ equity decreased from $205.4 million at year-end 2012 to $200.9 million at the end of the third quarter.  During the same period, book value per share decreased from $22.81 to $22.05.  The decreases in stockholders’ equity and book value per share occurred because the positive impact of retained net income was more than offset by an after-tax decline in unrealized gains on available-for-sale securities of $17.1 million resulting from an increase in intermediate and long-term interest rates.

Analysis of Earnings – Nine Months Ended September 30, 2013

Net income increased by $783,000 when comparing the first nine months of 2013 to the same period last year.  The increase is primarily attributable to an increase in net interest income of $1.2 million, a decrease in the provision for loan losses of $1.1 million and the inclusion in the same period last year of a net loss of $338,000 on a deleveraging transaction.  Partially offsetting these items were increases in noninterest expense, excluding debt extinguishment costs, of $1.3 million and income tax expense of $614,000.

Although intermediate and long-term interest rates moved up thus far in 2013, they remain at relatively low levels. Because of the sustained low interest rate environment, net interest income for the current nine-month period only increased by $1.2 million, or 2.6%, and net interest margin declined by 14 basis points despite significant growth in the average balances of loans and noninterest-bearing checking deposits.  A low interest rate environment negatively impacts net interest income and net interest margin primarily because: (1) the benefit of no cost funding in the form of noninterest-bearing checking deposits and capital is reduced; (2) cash received from payments and prepayments of higher yielding loans and securities is generally used to originate or purchase lower yielding loans and securities; (3) the rates on some loans are modified downward to dissuade borrowers from refinancing elsewhere, while other loans prepay in full resulting in the immediate writeoff of deferred costs; and (4) prepayment speeds on mortgage securities are high, thereby necessitating the rapid amortization of purchase premiums.

Average interest-earning assets increased by $134.2 million, or 6.7%, when comparing the first nine months of 2013 to the same period last year.  The increase is primarily comprised of increases in the average balance of loans outstanding of $178.4 million, or 16.9% and nontaxable securities of $9.4 million, or 2.6%, as partially offset by a decrease in the average balance of taxable securities of $56.9 million, or 10.1%.  From a yield perspective, the shift from lower yielding taxable securities to better yielding loans and nontaxable securities resulted in an improvement in the mix of the Bank’s interest-earning assets.  Loan growth, to the extent not funded by the decline in taxable securities, was funded by growth in the average balances of noninterest-bearing checking deposits of $95.0 million, or 20.7%, interest-bearing deposits of $67.5 million, or 6.1%, and short-term borrowings of $25.1 million, or 37.8%.  Growth in these funding sources was also used to pay down some of the Bank’s higher cost long-term debt.  The average balance of long-term debt declined by $47.8 million, or 23.0%, when comparing the nine-month periods.  This contributed to a reduction in the overall cost of the Bank’s interest-bearing liabilities and served to mitigate the decline in net interest margin caused by the low interest rate environment.

The Bank’s continued ability to grow loans is attributable to a variety of factors including, among others, competitive pricing, superior customer service, targeted solicitation efforts, advertising campaigns, and broker relationships for both residential and commercial mortgages.  The Bank’s ability to continue to grow deposits is attributable to, among other things, expansion of the Bank’s branch distribution system, targeted solicitation of local commercial businesses and municipalities, new and expanded lending relationships, the Bank’s positive reputation in its marketplace and the acquisition of some local competitors by larger financial institutions.

The $1.1 million decrease in the provision for loan losses for the first nine months of 2013 versus the same period last year is due to a reduction in historical losses, a change in management’s estimate of the impact of current economic conditions on the required allowance for loan losses, and net recoveries in the current nine month period of $95,000 versus net chargeoffs of $915,000 in the same period last year.  The impact of these items in reducing the provision was partially offset by more loan growth in the current nine-month period than the same period last year and an increase during the current nine-month period in specific reserves on loans individually deemed to be impaired of $622,000 versus a decrease in the same period last year of $80,000.

The $1.3 million increase in noninterest expense is comprised of increases in salaries of $379,000, or 3.1%, employee benefits expense of $220,000, or 5.6%, occupancy and equipment expense of $483,000, or 9.0% and other noninterest expense of $231,000, or 3.6%.  The increase in salaries is primarily due to normal annual salary adjustments and new branch openings, as partially offset by a decrease in stock-based compensation expense.  Stock-based compensation expense declined because of a reduction in the estimated number of shares to be issued upon the vesting of restricted stock units and forfeitures of some outstanding awards.  The increase in employee benefits expense is primarily attributable to increases in incentive compensation cost, group health insurance expense and payroll tax expense, as partially offset by a decrease in pension expense.  The increase in occupancy and equipment expense is largely due to increases in general maintenance and repairs expense, snow removal costs, rent expense and the cost of servicing equipment.  The increase in other noninterest expense includes an increase in consulting expense and growth-related increases in FDIC insurance expense and the Bank’s OCC assessment.  Management continues to maintain a strong focus on expense control measures and enhancements in operating efficiency.

Analysis of Earnings – Third Quarter 2013 Versus Third Quarter 2012

Net income for the third quarter of 2013 was $5.2 million, an increase of 8.2% over $4.8 million earned in the same quarter last year.  The increase in net income was primarily attributable to increases in net interest income of $871,000 and noninterest income of $186,000, as partially offset by increases in noninterest expense and income tax expense of $483,000 and $259,000, respectively.  The increases in net interest income and noninterest expense occurred for substantially the same reasons discussed with respect to the nine month periods.  The increase in noninterest income was primarily attributable to increases in Investment Management Division income of $107,000 and service charges on deposit accounts of $75,000.

Asset Quality

The Bank’s allowance for loan losses to total loans (reserve coverage ratio) was 1.45% at September 30, 2013 compared to 1.62% at year-end 2012.  The $1.8 million provision for loan losses for the first nine months of this year is primarily attributable to the growth in the loan portfolio and an increase in reserves on loans individually deemed to be impaired, as partially offset by net recoveries on loans previously charged off and a decrease in the reserve coverage ratio.  The reserve coverage ratio decreased due to a reduction in the amount of allowance deemed necessary to properly account for historical losses and current economic conditions.  The $2.9 million provision for loan losses for the nine months ended September 30, 2012 was mostly attributable to loan growth and $863,000 of chargeoffs on two loans.

The credit quality of the Bank’s loan portfolio remains excellent, with nonaccrual loans amounting to $5.4 million, or .38% of total loans outstanding at September 30, 2013.  Additionally, loans past due 30 through 89 days amounted to only $447,000, or .03% of total loans outstanding.  Troubled debt restructurings were relatively unchanged during the first nine months of 2013, amounting to $4.5 million at the end of the period compared to $4.4 million at year-end 2012.  Of the $4.5 million in troubled debt restructurings outstanding at September 30, 2013, $1.7 million are performing in accordance with their modified terms and $2.8 million are nonaccrual and included in the aforementioned amounts of nonaccrual loans.  The credit quality of the Bank’s securities portfolio also remains excellent.  The Bank’s mortgage securities are backed by mortgages underwritten on conventional terms, with 83% of these securities being full faith and credit obligations of the U.S. government and the balance being obligations of U.S. government sponsored entities.  The remainder of the Bank’s securities portfolio principally consists of high quality, general obligation municipal securities rated AA or better by major rating agencies.  In selecting municipal securities for purchase, the Bank uses credit agency ratings for screening purposes only and then performs its own credit analysis.  On an ongoing basis, the Bank periodically assesses the credit strength of the municipal securities in its portfolio and makes decisions to hold or sell based on such assessments.

Capital

The Corporation’s Tier 1 leverage, Tier 1 risk-based and total risk-based capital ratios were 8.81%, 15.98% and 17.23%, respectively, at September 30, 2013.  The strength of the Corporation’s balance sheet from both a capital and asset quality perspective positions the Corporation for continued growth in a measured and disciplined fashion.

Key Strategic Initiatives

Key strategic initiatives will continue to include loan and deposit growth through effective relationship management, targeted solicitation efforts, new product offerings and continued expansion of the Bank’s branch distribution system.  Additionally, with respect to loan growth, the Bank recently established a correspondent lending relationship and will continue to develop its existing broker relationships.  All loans originated through correspondent and broker relationships are underwritten by Bank personnel.  In 2012, the Bank opened a full service branch in Lindenhurst, Long Island.  During 2013, the Bank opened full service branches in Massapequa Park and Sayville, Long Island and is continuing to pursue additional sites for future branch expansion.

Challenges We Face

Although intermediate and long-term interest rates are higher than they were at year-end 2012, they are still relatively low and could remain low for the foreseeable future.  In addition, there is significant price competition for loans in the Bank’s marketplace and there is little room for the Bank to further reduce its deposit rates.  The persistence of these factors could result in a decline in net interest margin from its current level.  If that were to occur, and management is unable to offset the resulting negative impact by increasing the volume of the Bank’s interest-earning assets, effecting a favorable change in the mix of the Bank’s interest-earning assets or interest-bearing liabilities, reducing expenses or the employment of other measures, the Bank’s profitability could decline.

Commercial and residential real estate values have been negatively impacted by persistently high levels of unemployment and underemployment, a decline in household disposable income, foreclosures and commercial vacancies.  Although economic conditions have improved somewhat thus far this year, these factors still present meaningful threats to the maintenance of loan quality.

The banking industry is currently faced with an ever-increasing number of new and complex regulatory requirements which are putting downward pressure on revenues and upward pressure on required capital levels and the cost of doing business.

BALANCE SHEET INFORMATION
(Unaudited)

	9/30/13	12/31/12
	(in thousands, except share
	and per share data)

Total Assets	$2,362,878	$2,108,290

Loans:
Commercial and industrial	63,742	54,339
Secured by real estate:
Commercial mortgages	687,850	504,368
Residential mortgages	582,486	502,367
Home equity lines	77,034	81,975
Consumer	6,426	4,335
	1,417,538	1,147,384
Allowance for loan losses	(20,554)	(18,624)
	1,396,984	1,128,760
Investment Securities:
State and municipals	376,555	368,768
Pass-through mortgage securities	160,778	88,738
Collateralized mortgage obligations	301,982	404,095
	839,315	861,601
Deposits:
Checking	590,060	528,940
Savings, NOW and money market	936,759	844,583
Time, $100,000 and over	168,546	168,437
Time, other	88,230	91,116
	1,783,595	1,633,076

Borrowed Funds	362,847	248,634

Stockholders' Equity	200,918	205,370

Share and Per Share Data:
Common Shares Outstanding at Period End	9,113,320	9,001,686
Book Value Per Share	$22.05	$22.81
Tangible Book Value Per Share	$22.02	$22.79

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Nine Months Ended		Three Months Ended
	9/30/13	9/30/12	9/30/13	9/30/12
	(dollars in thousands, except per share data)
Interest and dividend income:
Loans	$38,002	$37,133	$13,107	$12,535
Investment securities:
Taxable	7,765	11,102	2,491	3,045
Nontaxable	9,529	9,594	3,204	3,140
	55,296	57,829	18,802	18,720
Interest expense:
Savings, NOW and money market deposits	1,789	2,731	571	802
Time deposits	3,729	4,384	1,226	1,463
Short-term borrowings	222	175	71	12
Long-term debt	3,219	5,363	1,223	1,603
	8,959	12,653	3,091	3,880
Net interest income	46,337	45,176	15,711	14,840
Provision for loan losses	1,835	2,903	1,080	1,157
Net interest income after provision for loan losses	44,502	42,273	14,631	13,683

Noninterest income:
Investment Management Division income	1,395	1,218	499	392
Service charges on deposit accounts	2,236	2,318	819	744
Net gains on sales of securities	4	3,613	-	-
Other	1,576	1,393	521	517
	5,211	8,542	1,839	1,653
Noninterest expense:
Salaries	12,492	12,113	4,326	4,179
Employee benefits	4,168	3,948	1,511	1,275
Occupancy and equipment	5,844	5,361	1,918	1,794
Debt extinguishment	-	3,812	-	-
Other	6,704	6,473	2,206	2,230
	29,208	31,707	9,961	9,478

Income before income taxes	20,505	19,108	6,509	5,858
Income tax expense	4,380	3,766	1,330	1,071
Net income	$16,125	$15,342	$5,179	$4,787

Share and Per Share Data:
Weighted Average Common &
Common Equivalent Shares	9,151,859	8,977,770	9,195,141	9,030,655
Basic EPS	$1.78	$1.73	$.57	$.54
Diluted EPS	$1.76	$1.71	$.56	$.53
Cash Dividends Declared	$.76	$.71	$.26	$.25

FINANCIAL RATIOS
(Unaudited)

ROA	0.98%	1.00%	0.90%	0.94%
ROE	10.62%	10.35%	10.47%	9.44%
Net Interest Margin	3.22%	3.36%	3.15%	3.35%
Dividend Payout Ratio	43.18%	41.52%	46.43%	47.17%

PROBLEM AND POTENTIAL PROBLEM LOANS AND ASSETS
(Unaudited)

	9/30/13	12/31/12
	(dollars in thousands)

Loans, excluding troubled debt restructurings:
Past due 30 through 89 days	$447	$678
Past due 90 days or more and still accruing	-	-
Nonaccrual	2,633	1,668
	3,080	2,346
Troubled debt restructurings:
Performing according to their modified terms	1,710	1,747
Past due 30 through 89 days	-	206
Past due 90 days or more and still accruing	-	-
Nonaccrual	2,785	2,430
	4,495	4,383
Total past due, nonaccrual and restructured loans:
Restructured and performing according to their modified terms	1,710	1,747
Past due 30 through 89 days	447	884
Past due 90 days or more and still accruing	-	-
Nonaccrual	5,418	4,098
	7,575	6,729
Other real estate owned	-	-
	$7,575	$6,729

Allowance for loan losses	$20,554	$18,624
Allowance for loan losses as a percentage of total loans	1.45%	1.62%
Allowance for loan losses as a multiple of nonaccrual loans	3.8	4.5

AVERAGE BALANCE SHEET, INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited)

	Nine Months Ended September 30,
	2013			2012
	Average	Interest/	Average	Average	Interest/	Average
	Balance	Dividends	Rate	Balance	Dividends	Rate
Assets	(dollars in thousands)
Interest-bearing bank balances	$13,187	$25	.25%	$10,002	$15	.20%
Investment Securities:
Taxable	505,618	7,740	2.04	562,527	11,087	2.63
Nontaxable (1)	374,165	14,437	5.14	364,718	14,536	5.31
Loans (1) (2)	1,231,371	38,018	4.12	1,052,934	37,155	4.71
Total interest-earning assets	2,124,341	60,220	3.78	1,990,181	62,793	4.21
Allowance for loan losses	(19,398)			(17,792)
Net interest-earning assets	2,104,943			1,972,389
Cash and due from banks	29,023			27,107
Premises and equipment, net	24,468			22,852
Other assets	35,790			31,185
	$2,194,224			$2,053,533

Liabilities and Stockholders' Equity
Savings, NOW & money market deposits	$919,156	1,789	.26	$831,363	2,731	.44
Time deposits	249,735	3,729	2.00	269,994	4,384	2.17
Total interest-bearing deposits	1,168,891	5,518	.63	1,101,357	7,115	.86
Short-term borrowings	91,305	222	.33	66,246	175	.35
Long-term debt	160,136	3,219	2.69	207,929	5,363	3.45
Total interest-bearing liabilities	1,420,332	8,959	.84	1,375,532	12,653	1.23
Checking deposits	553,805			458,840
Other liabilities	17,039			21,246
	1,991,176			1,855,618
Stockholders' equity	203,048			197,915
	$2,194,224			$2,053,533

Net interest income (1)		$51,261			$50,140
Net interest spread (1)			2.94%			2.98%
Net interest margin (1)			3.22%			3.36%

(1) Tax-equivalent basis.  Interest income on a tax-equivalent basis includes the additional amount of interest income that would have been earned if the Corporation's investment in tax-exempt loans and investment securities had been made in loans and investment securities subject to Federal income taxes yielding the same after-tax income.  The tax-equivalent amount of $1.00 of nontaxable income was $1.52 in each period presented based on a Federal income tax rate of 34%.

(2) For the purpose of these computations, nonaccruing loans are included in the daily average loan amounts outstanding.

Forward Looking Information

This earnings release contains various “forward-looking statements” within the meaning of that term as set forth in Rule 175 of the Securities Act of 1933 and Rule 3b-6 of the Securities Exchange Act of 1934.  Such statements are generally contained in sentences including the words “may” or “expect” or “could” or “should” or “would” or “believe”.  The Corporation cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and therefore actual results could differ materially from those contemplated by the forward-looking statements.  In addition, the Corporation assumes no duty to update forward-looking statements.

For more detailed financial information please see the Corporation’s quarterly report on Form 10-Q for the quarter ended September 30, 2013.  The Form 10-Q will be available through the Bank’s website at www.fnbli.com on or about November 12, 2013, after it is electronically filed with the Securities and Exchange Commission (“SEC”).  Our SEC filings are also available on the SEC’s website at www.sec.gov.  You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549.  You should call 1-800-SEC-0330 for more information on the public reference room.